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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 8, 1999
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                         02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03060
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS
---------------------

On June 8, 1999, Nashua Corporation issued the following press release:


               NASHUA CORPORATION ANNOUNCES ORGANIZATIONAL CHANGES

            COMPANY REALIGNS MANAGEMENT TEAM AND REPORTING STRUCTURE

     NASHUA, N.H., June 8, 1999 - Nashua Corporation (NYSE: NSH) today announced the resignation of Joseph I. Gonzalez-Rivas, Vice President of the Company and President of the Imaging Supplies Division. Mr. Rivas is joining World Power Technology in Edison, New Jersey as its President and CEO. Separately, Gene P. Pache, Vice President of Nashua and President of the Company's Label Products Division, has left the Company for personal reasons.

     Gerald G. Garbacz, Nashua's Chairman, President and CEO, stated, "Both Gene and Joe have made important contributions to Nashua and we wish them well in the future. Each has assembled strong, experienced management teams that will provide Nashua with a solid foundation for growth. We are confident that the executive teams in place today will continue to accelerate the progress we have made to transform Nashua into a stronger, more agile competitor that is focused on attractive opportunities in niche specialty imaging markets. Given our accomplishments to date, the activities currently underway, and the outlook for our markets, we expect that 1999 will be a year of solid growth for Nashua."

     As a result of today's announcement, Nashua has streamlined the Company's management team and reporting structure. Donna DiGiovine, General Manager of the Imaging Supplies' Toner and Developer Business, and Frank Faticanti, General Manager of the Imaging Supplies' Remanufactured Laser Toner Cartridge business will report directly to Mr. Garbacz. In addition, the Label Products' management team will report to Mr. Garbacz until the Company completes its search for a new president.

     Ms. DiGiovine, who was recently promoted to the position of General Manager of the Toner and Developer Business, joined the Company in July 1996 as Manager of Consumer Product Marketing for the Imaging Supplies Division. Prior to joining the Company, Ms. DiGiovine spent 13 years in a variety of marketing, sales support and customer service positions at Avery Dennison. Ms. DiGiovine has a Bachelor of Science degree from Babson College.

     Mr. Faticanti, who has been General Manager of the Remanufactured Laser Toner Cartridge Business since June 1998, has held various positions of increasing responsibility within Nashua Corporation since 1979. Mr. Faticanti has Bachelor of Science degrees from the University of Massachusetts and University of Lowell, and has a Masters in Business Administration from Rivier College.


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     The Company also announced that Peter L. Miller has joined the Imaging
     Supplies Division as Director of Manufacturing for toner and developer products, reporting to Ms. DiGiovine. Before joining the Company, Mr. Miller was Director of the Toner division for Sharp Manufacturing Corporation of America in Memphis, Tennessee. Prior to that, Mr. Miller held a number of positions related to the development and manufacture of toner, developer and other related products at Xerox Corporation. Mr. Miller has earned a Bachelor of Science from the University of Rochester and has studied chemical engineering at Clarkson University.

     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "will continue," "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's future capital needs, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and return the Company to profitability, general economic and industry conditions, risks associated with the failure by the Company and certain third parties to achieve Year 2000 compliance on a timely basis, and other risks set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this press release.

     Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             NASHUA CORPORATION



Date:  June 14, 1999                    By  /s/ Peter C. Anastos
                                            -----------------------------------
                                                Peter C. Anastos
                                                Vice President, General Counsel
                                                and Secretary